Period Ended April 30, 2004

John Hancock Investment Trust II
- John Hancock Regional Bank Fund
Series -  2
NAV per share - Class C  $39.95

- John Hancock Financial Industries Fund
Series -  8
NAV per share - Class C  $16.64
NAV per share - Class I    $17.56

- John Hancock Small Cap Equity Fund
Series -  9
NAV per share - Class C   $15.44
NAV per share - Class I     $16.59
NAV per share - Class R    $16.25